UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2023

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)/(c) Effective on May 1, 2023, the Board of Directors of Mangoceuticals, Inc. (the “Company”, “we” and “us”) appointed Mrs. Amanda Hammer, as the Chief Operating Officer (COO) of the Company. As a result of such appointment Jonathan Arango, the President, Secretary and member of the Board of Directors of the Company, ceased serving as COO, but will continue serving in his other roles with the Company.

Mrs. Hammer’s biographical information is included below:

Mrs. Amanda Hammer, age 37,

Mrs. Hammer has served as the Company’s director of e-Commerce since October 2022. Prior to that, she served in various roles with D Magazine Partners, a media/publishing company, including Chief Operating Officer (December 2021 to September 2022); Audience Development and Digital Operations Director (July 2019 to November 2021); and Audience Development Director (August 2018 to June 2019). From February 2018 to July 2018, Mrs. Hammer served as a Sales Consultant with Liberty Mutual insurance. From October 2014 to October 2017, Mrs. Hammer served as Director of Membership and Product Development at McKissock LLC, a professional development / e-learning company. Prior to that, from August 2008 to September 2014, she served as Training and Membership Director at The Institute for Luxury Home Marketing, a real estate / professional association. Mrs. Hammer obtained dual Bachelor of Arts degrees (i) with a concentration in Graphic Design, and (ii) in Communication Studies, from the University of Iowa. She has also obtained a Negotiation and Leadership Certificate from Harvard Law School. She is a member of the Texas Women’s Foundation and the MetroTex Young Professionals Network.

* * * * *

Mrs. Hammer does not have any familial relationships with any executive officer or director of the Company. Mrs. Hammer is not a party to any material plan, contract or arrangement (whether or not written) with the Company, other than as described below, and there are no arrangements or understandings between Mrs. Hammer and any other person pursuant to which he was selected to serve as an officer of the Company, nor is she a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

We also entered into an Employment Agreement with Mrs. Hammer, discussed below.

Employment Agreement

On and effective on May 1, 2023, we entered into an Employment Agreement with Mrs. Hammer (the “Employment Agreement”).

The Employment Agreement provides for Mrs. Hammer to serve as Chief Operating Officer of the Company for an initial three-year term extending through May 1, 2026, provided that the agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

The agreement provides for Mrs. Hammer to receive an annual salary of $150,000 per year (the “Base Salary”).

The Employment Agreement also required the Company to grant Mrs. Hammer a sign-on bonus of (a) 75,000 shares of common stock of the Company, vested in full upon issuance, and (b) options to purchase an additional 150,000 shares of common stock of the Company, with an exercise price of the greater of (i) $1.10 per share; and (ii) the closing sales price of the Company’s common stock on the Nasdaq Capital Market on the date the Employment Agreement and the grant is approved by the Board (which date was May 1, 2023), and which exercise price was $1.10 per share, with options to purchase 50,000 shares vesting every twelve months that the Employment Agreement is in effect, subject to the terms of the Company’s 2022 Equity Incentive Plan. The options are exercisable for a period of ten years and are documented by a separate option agreement entered into by the Company and Mrs. Hammer (the “Option Agreement”).

Pursuant to the terms of the Employment Agreement, Mrs. Hammer’s annual compensation package includes (1) a Base Salary (described above), subject to increases from time to time in the determination of the Compensation Committee of the Board (or the Board with the recommendation of the Compensation Committee), and (2) a discretionary bonus payment to be determined in the sole discretion of the Compensation Committee or the Board of Directors in the targeted amount of 100% of her Base Salary (the “Cash Bonus”). Mrs. Hammer is also eligible for a discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mrs. Hammer’s compensation under her employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement.

The Employment Agreement prohibits Mrs. Hammer from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Products” means any product that the Company or any of its subsidiaries has provided or is developing, manufacturing, distributing, selling and/or providing at any time during the term of the Agreement, or which she obtained any trade secret or other confidential information about at any time during the term, or which she became aware of as a result of services rendered under the Employment Agreement. “Restricted Services” means any services that the Company or any of its subsidiaries has provided or is developing, performing and/or providing at any time during the term of the agreement, or which she obtained any trade secret or other confidential information about at any time during the term, or which she became aware of as a result of services rendered under the Employment Agreement. The non-compete requirements described in the paragraph above, as well as the restriction on Mrs. Hammer to refrain, for a period of twelve months from the termination date, from soliciting customers of the Company with whom Mrs. Hammer worked during the last year of Mrs. Hammer’s employment with the Company and from soliciting employees of the Company to leave the employment of the Company, are defined as the “Non-Compete Provisions”.

We may terminate Mrs. Hammer’s Employment Agreement (a) for “cause” which means (i) that Mrs. Hammer has materially breached any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); (ii) Mrs. Hammer commits any act of misappropriation of funds or embezzlement; (iii) Mrs. Hammer commits any act of fraud; or (iv) Mrs. Hammer is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; (b) in the event Mrs. Hammer suffers a physical or mental disability which renders him unable to perform her duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mrs. Hammer.

Mrs. Hammer may terminate her employment (a) for “good reason” if there is (i) a material diminution in her authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities or a requirement that Mrs. Hammer report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in Mrs. Hammer’s Base Salary, in each case without her prior written consent; provided, however, prior to any such termination by Mrs. Hammer for “good reason,” Mrs. Hammer must first advise us in writing (within 30 days of the occurrence of such event) and provide us 30 days to cure (5 days in the event the event results to a reduction in her salary), after which in the event we do not cure the issue leading to such “good reason” notice, Mrs. Hammer has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mrs. Hammer’s employment is terminated due to her death or disability, Mrs. Hammer or her estate is entitled to a lump sum cash severance payment equal to the sum of (i) Mrs. Hammer’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had Mrs. Hammer not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s targeted bonus, multiplied by the number of days in such year preceding the termination date divided by 365. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by Mrs. Hammer upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

If Mrs. Hammer’s employment is terminated by Mrs. Hammer without “good reason” or her non-renewal of the agreement, or by non-renewal by the Company, by the Company with cause or the Company’s non-renewal of the agreement, Mrs. Hammer is entitled to her Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to Mrs. Hammer or the Company with respect to Mrs. Hammer. Additionally, any unvested stock options or equity compensation held by Mrs. Hammer shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of Mrs. Hammer.

If Mrs. Hammer’s employment is terminated by Mrs. Hammer for “good reason”, or by the Company without “cause”, (a) Mrs. Hammer is entitled to her Base Salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had Mrs. Hammer not been terminated prior to such payment, plus a lump sum cash severance payment equal to (x) the sum of (i) an amount equal to her current annual Base Salary; plus (ii) an amount equal to her targeted bonus for the year containing the termination date, multiplied by (y) a fraction, (A) the numerator of which shall equal the Severance Months (defined below), and (B) the denominator of which is 12 (the “Severance Payment”); and (b) provided Mrs. Hammer elects to receive continued health insurance coverage through COBRA, the Company will pay Mrs. Hammer’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for the Severance Months following the termination date (the “Health Payment”); provided, however, that if at any time Mrs. Hammer is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to Mrs. Hammer will vest immediately upon such termination and shall be exercisable by Mrs. Hammer until the earlier of (A) ninety (90) days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreement.

As a condition to Mrs. Hammer’s right to receive any Severance Payment, (A) Mrs. Hammer must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of Mrs. Hammer’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which Mrs. Hammer has accrued a benefit), which must be effective by the 60th day following her termination date; and (B) Mrs. Hammer must not have breached any of her covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

“Severance Months” means (a) three, in the event the period of time between the effective date and the termination date is less than one year; (b) six, in the event the period of time between the effective date and the termination date is one year or more, but less than two years; (c) nine, in the event the period of time between the effective date and the termination date is two years or more, but less than three years; and (d) twelve, in the event the period of time between the effective date and the termination date is more than three years.

The Employment Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mrs. Hammer is subject to non-solicitation covenants during the term of the agreement.

Although Mrs. Hammer will be prohibited from competing with us while she is employed with us, he will only be prohibited from competing for twelve months after her employment with us ends pursuant to her employment agreement. Accordingly, Mrs. Hammer could be in a position to use industry experience gained while working with us to compete with us.

The description of the Employment Agreement and options above is not complete and is qualified in its entirety by the full text of the Employment Agreement and Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Item 5.02 in their entirety.

(e)        Effective May 1, 2023, the Board of Directors of the Company, with Mr. Cohen abstaining, with the recommendation of the Compensation Committee of the Board of Directors of the Company, approved an increase in the annual salary of Mr. Jacob Cohen, the Chief Executive Officer and Chairman of the Company, from $180,000 to $300,000 per year.

Item 7.01 Regulation FD Disclosure.

On May 4, 2023, the Company furnished the press release announcing the appointment of Mrs. Hammer, as discussed above in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*#	Employment Agreement dated and effective May 1, 2023, by and between Mangoceuticals, Inc. and Amanda Hammer
10.2*#	Stock Option Agreement dated May 1, 2023 between Mangoceuticals, Inc. and Amanda Hammer (150,000 option shares)
99.1**	Press Release dated May 4, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: May 4, 2023	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer